UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2017

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On February 2, 2017, Luke M. Williams, 38, was appointed as Senior Vice President, Chief Financial Officer and Treasurer of American Railcar Industries, Inc. (“ARI” or the “Company”). Mr. Williams has served the Company as Interim Senior Vice President, Interim Chief Financial Officer and Interim Treasurer since January 1, 2016. Mr. Williams has been with the Company since June 2006 and served as Vice President Finance and Chief Accounting Officer from March 2015 to December 2015; Director of Financial Reporting from June 2008 to March 2015 and Manager of Financial Reporting from June 2006 to June 2008. In these roles, Mr. Williams has overseen or been responsible for various matters including financing/treasury functions, financial planning and analysis, investor relations, SEC reporting and compliance, plant accounting operations and other accounting matters. Prior to joining the Company, Mr. Williams was employed by Ernst & Young LLP, an international accounting firm, where he held various audit roles over a period of five years. Mr. Williams holds an M.S. and B.S. in Accounting from the University of Illinois and is a Certified Public Accountant.

In connection with his appointment as Senior Vice President, Chief Financial Officer and Treasurer, Mr. Williams will receive a base salary at an annualized rate of $230,000. Mr. Williams is also eligible to receive a target bonus of 60% of his then applicable base salary, subject to the terms of the Company’s management incentive plan. Mr. Williams is also eligible to participate in the Company’s long term incentive plan with a target percentage of 80% of his annual base salary and in the Company’s benefit plans, subject to the terms thereof.
Item 7.01 Regulation FD Disclosure.
The Company has attached hereto as Exhibit 99.1 a copy of updated presentation materials concerning its business that it intends to use in connection with meetings with investors and other interested parties and in connection with presentations and speeches to various audiences.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the presentation attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the presentation attached as an exhibit hereto, the presentation contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the presentation regarding these forward-looking statements.
Item 8.01 Other Events.
In accordance with Section 10-35-16 of the North Dakota Publicly Traded Corporations Act, this Current Report on Form 8-K is being filed with the Securities and Exchange Commission (“SEC”) to announce that the Company has established June 6, 2017 as the date for its 2017 Annual Meeting of Shareholders. A shareholder who wishes to propose a matter for consideration or a vote by shareholders at the Company’s 2017 Annual Meeting of Shareholders must deliver notice to the Company on or before March 15, 2017 and otherwise comply with the procedures set forth in the Company’s Bylaws. Additional information concerning the Company’s 2017 Annual Meeting of Shareholders will be included in the Company’s 2017 Proxy Statement relating to such meeting to be filed with the SEC within 120 days after the close of the Company’s year end and distributed to the Company’s shareholders.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Presentation

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2017		American Railcar Industries, Inc.

	By:	/s/ Jeffrey S. Hollister
	Name:	Jeffrey S. Hollister
	Title:	President and Chief Executive Officer

Exhibit Number	Description

Exhibit 99.1	Presentation